UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 27, 2009

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers

The Standard Register Company announced its Senior Vice President, General Counsel and Secretary, Kathryn A. Lamme, has chosen to retire effective December 31, 2009.  Ms. Lamme has been an officer of the Company since 1998, and General Counsel since 2002.  The recent restructuring actions led Ms. Lamme to offer to accelerate her retirement in order to provide savings consistent with the restructuring plan and preserve employment opportunities for other associates. In recognition of her valued service and wise counsel, the Board is providing Ms. Lamme a departure arrangement equal to one year of base compensation, $311,000, to be paid out over the year following Ms. Lamme’s departure.

In connection with Ms. Lamme’s departure, the Board announced it intends to appoint Gerard D. Sowar, Vice President and Deputy General Counsel, to be General Counsel effective upon Ms. Lamme’s retirement.  Mr. Sowar joined Standard Register in 2003, and has progressed through a series of counsel roles, becoming Deputy General Counsel in 2008.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release dated October 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: October 27, 2009	By: /s/Robert M. Ginnan
Robert M. Ginnan Vice President, Treasurer and Chief Financial Officer